UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 15, 2005	0-29768
Date of Report (Date of earliest event reported)	Commission File Number

24/7 REAL MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3995672
(State or other jurisdiction of incorporation	(I.R.S. Employer Identification Number)
or organization)

132 West 31st Street New York, New York 10001
(Address of Principal Executive Offices) (Zip Code)

(212) 231-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act

Item 1.01.              Entry Into a Material Definitive Agreement.

Named Executive Officer Compensation

On November 15, 2005, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of 24/7 Real Media, Inc. (the “Company”) authorized and approved (i) annual base salaries, target bonuses and awards of equity incentives for the Company’s named executive officers for fiscal year 2006 and (ii) the performance criteria for fiscal year 2006 for the payment of such cash bonuses and the vesting of such equity incentives to such individuals.  The grants of equity incentives, consisting of stock options and shares of restricted stock, are governed by the terms and conditions of the Company’s 2002 Stock Incentive Plan, as amended (the “Plan”).

Fiscal Year 2006 Base Salaries:

The Compensation Committee authorized and approved annual base salaries for the Company’s named executive officers for fiscal year 2006 as follows:

Name and Principal Position	2006 Base Salary
David J. Moore — Chief Executive Officer	$271,000

Jonathan K. Hsu — Executive Vice President, Chief Financial Officer	$200,000

Mark E. Moran — Executive Vice President, General Counsel and Secretary	$186,000

Christopher J. Wagner — Chief Executive Officer, Europe	$200,000

These base salaries are unchanged since 2005.

Fiscal Year 2006 Stock Options:

The Compensation Committee authorized and approved stock options for each of the Company’s named executive officers for fiscal year 2006.  The stock options will vest in three equal annual installments beginning on the first anniversary of the date of grant, which was November 15, 2005.  The exercise price of each share of the Company’s common stock subject to a stock option is equal to the fair market value (as defined in the Plan) of such share on the date of grant.  Each stock option expires on the tenth anniversary of the date of grant.

Fiscal Year 2006 Bonus and Equity Incentive Targets:

The Compensation Committee also authorized and approved fiscal year 2006 bonuses and awards of equity incentives for the Company’s named executive officers.  Awards of equity incentives consist of grants of restricted stock and stock options, both short-term and long-term.  The target bonuses and equity incentives are designed to provide named executive officers with incentive compensation based upon the achievement of pre-established performance targets.  Short-term target bonuses and equity incentives are tied to the Company’s performance in fiscal 2006.  Long-term target bonuses and equity incentives are tied to the Company’s aggregate performance in the three-year period consisting of fiscal 2006 through fiscal 2008.  Assuming the Company achieves the relevant performance targets, (i) the short-term grants would vest in three equal annual installments beginning on the first to occur of (x) the date that the Company’s independent accountants certify the Company’s 2006 financial statements and (y) March 10, 2007, and (ii) the long-term grants would vest on the first to occur of (x) the date that the Company’s independent accountants certify the Company’s 2008 financial statements and (y) March 10, 2009.

The Compensation Committee set the performance targets in three categories, revenue, gross profit and EBITDA (earnings before income, taxes, depreciation and amortization).  The target bonus and target short-term restricted stock and stock options grants are based on the Company’s achieving the performance target in each of the three categories.  For each of the revenue, gross profit and EBITDA components of incentive compensation, the named executive officers will be entitled to one-third of 100% of such target incentive compensation if the Company achieves 100% of the target component.  Named executive officers may receive pro rata reductions in the levels of incentive compensation.  For example, if the Company achieves 90% of the targeted revenue, 80% of the targeted gross profit and 100% of targeted EBITDA, executives would receive one-third of 90% of target incentive compensation for the revenue component, one-third of 80% of target incentive compensation for the gross profit component and one-third of 100% of incentive compensation for the EBITDA component.  With respect to the EBITDA component, however, the Company’s actual EBITDA must be at least 80% of the target EBITDA, or the named executive officers will not earn any incentive compensation under the EBITDA component.  If the Company exceeds 100% of a target component, any increases in named executive officer incentive compensation shall be at the discretion of the Compensation Committee.

The target long-term restricted stock and stock option grants are based on the Company’s achieving an aggregate EBITDA target over the next three fiscal years.  For example, if the Company achieves 100% of the three-year aggregate EBITDA target, the named executive officers will receive 100% of the target long-term incentive compensation.  As previously mentioned, the Company must achieve at least 80% of the EBITDA target for executives to be entitled to any pro rata share of long-term target incentive compensation.  If the Company exceeds 100% of the EBITDA target, any increases in long-term executive incentive compensation shall be at the discretion of the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

24/7 REAL MEDIA, INC.

Date: November 21, 2005	By:	/s/ Mark E. Moran
Mark E. Moran
Executive Vice President, General Counsel
and Secretary